Exhibit 99.1
Harmonic Announces Second Quarter Results
Year-to-Date Sales Up 29%; Continued Expansion of Worldwide Customer Base
Customers Leveraging Power and Breadth of New Solutions
SUNNYVALE, Calif.—July 25, 2007—Harmonic Inc. (NASDAQ: HLIT), a leading provider of broadcast and on-demand video delivery solutions, today announced its preliminary results for the quarter ended June 29, 2007.
For the second quarter of 2007, the Company reported net sales of $71.3 million, up 34% from $53.3 million in the second quarter of 2006. For the first six months of 2007, net sales were $141.5 million, up 29% from $109.5 million in the same period of 2006. In the second quarter of 2007, the Company’s sales included significant contributions from cable, telco and broadcast customers deploying a broad range of new products and solutions. The Company also had strong bookings during the quarter, especially from its domestic and international satellite customers.
Gross margins in the second quarter of 2007 were significantly higher than in the same period of 2006 due to increased sales of new products and higher manufacturing volumes. As expected, gross margins also increased sequentially from the first quarter of 2007 as a result of a greater proportion of revenue from higher margin video processing solutions and software and services.
GAAP net income for the second quarter of 2007 was $6.2 million, or $0.08 per diluted share, compared to a GAAP net loss of $2.9 million, or $0.04 per share for the same period of 2006. Excluding non-cash accounting charges for stock-based compensation expense and the amortization of intangibles, the non-GAAP net income for the second quarter of 2007 was $9.0 million, or $0.11 per diluted share compared to a non-GAAP net loss of $0.2 million, or $0.00 per share for the same period of 2006. See “GAAP to non-GAAP Income/(Loss) Reconciliation” below for further information on the Company’s non-GAAP measures.
As of June 29, 2007, the Company had cash, cash equivalents and short-term investments of $82.2 million, compared to $82.9 million as of March 30, 2007. During the second quarter of 2007, the Company reduced its inventories by $4.2 million compared to the previous quarter.
“We are pleased with our sales and earnings growth in the first six months of 2007, as well as our improved gross margins and inventory management, and our strong bookings in the second quarter of 2007,” said Patrick Harshman, President and Chief Executive Officer. “Our growing global customer base is steadily gaining a deeper understanding that the breadth and power of our new products and solutions provides them with exciting opportunities to extend their video service offerings cost effectively and reliably.”
“Our long-standing relationships with cable customers continue to grow stronger. In addition to industry-leading encoding, video-on-demand edge, and optical access solutions, we are now providing cable operators with compelling new solutions for switched digital video, time-shifted television, video-on-demand content streaming and management, video-rich navigation, and higher-speed Internet data delivery.”
“While we continue to capture market share among satellite operators with our powerful MPEG-4 AVC high-definition video encoding solutions, we are also seeing success with our strategy to extend our satellite solution footprint to include video-on-demand and innovative video processing. While it remains difficult to predict the timing of new telco customer deployments and subsequent service expansions, our new solutions continue to drive new business in the emerging IPTV market. As we move into the second half of 2007, we are very encouraged by the continued diversification of our business across a wider range of products and solutions.”
Business Outlook
The Company anticipates net sales for the second half of 2007 to be in a range of $150 to $160 million and gross margins to be 44% to 45% on a non-GAAP basis, excluding stock-based compensation expense and the amortization of intangibles. GAAP gross margins for the same period are anticipated to be in a range of 42% to 43%.
Conference Call Information
Harmonic will host a conference call today to discuss its financial results at 3:00 p.m. Pacific (6:00 p.m. Eastern). A listen-only broadcast of the conference call can be accessed on the Company’s website at www.harmonicinc.com or by calling +1.706.634.9047 (conference ID number 6357154). The replay will be available after 6:00 p.m. (Pacific) at the same website address or by calling +1.706.645.9291 (conference ID number 6357154).
About Harmonic Inc.
Harmonic Inc. is a leading provider of versatile and high performance video solutions that enable service providers to efficiently deliver the next generation of broadcast and on-demand services including high definition, video-on-demand, network personal video recording and time-shifted TV. Cable, satellite, broadcast and telecom service providers can increase revenues and lower operational expenditures by using Harmonic’s digital video, broadband optical access and software solutions to offer consumers the compelling and personalized viewing experience that is driving the business models of the future.
Harmonic (NASDAQ: HLIT) is headquartered in Sunnyvale, California with R&D, sales and system integration centers worldwide. The Company’s customers, including many of the world’s largest communications providers, deliver services in virtually every country. Visit www.harmonicinc.com for more information.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectation that our gross margins will improve in the coming periods; our beliefs regarding our long-standing relationships with cable customers continuing to grow stronger; our beliefs regarding the capturing of market share and the success of our strategies with satellite operators; our beliefs about continued diversification of our business across a wider range of products and solutions in the second half of 2007; our expectation that our combined net sales for the second half of 2007 will be in the range of $150 to $160 million, our gross margins will be 44% to 45% on a non-GAAP basis, excluding stock-based compensation expense and the amortization of intangibles, and our GAAP gross margins for the same period will be in a range of 42% to 43%. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that our products will not generate sales that are commensurate with our expectations; delays or decreases in capital spending in the cable, satellite and telco industries, customer concentration and consolidation, general economic conditions, market acceptance of new or existing Harmonic products, losses of one or more key customers, risks associated with Harmonic’s international operations, inventory management, the effect of competition, difficulties associated with rapid technological changes in Harmonic’s markets, the need to introduce new and enhanced products, and risks associated with a cyclical and unpredictable sales cycle. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including our Annual Report filed on Form 10-K for the year ended December 31, 2006, our Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2007, and our current reports on Form 8-K. Harmonic does not undertake to update any forward-looking statements.
EDITOR’S NOTE – Product and company names used herein are trademarks or registered trademarks of their respective owners.

Harmonic Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	June 29, 2007	December 31, 2006
	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,421	$33,454
Short-term investments	60,798	58,917
Accounts receivable, net	62,476	64,674
Inventories	42,508	42,116
Prepaid expenses and other current assets	16,387	12,807

Total current assets	203,590	211,968

Property and equipment, net	14,011	14,816

Intangibles and other assets	53,102	55,178

	$270,703	$281,962

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$—	$460
Accounts payable	16,716	33,863
Income taxes payable	248	7,098
Deferred revenue	28,844	29,052
Accrued liabilities	37,756	44,097

Total current liabilities	83,564	114,570

Accrued excess facilities costs	13,403	16,434
Other non-current liabilities	15,317	5,824

Total liabilities	112,284	136,828

Stockholders’ equity:
Common stock	2,087,071	2,078,941
Accumulated deficit	(1,928,442)	(1,933,708)
Accumulated other comprehensive loss	(210)	(99)

Total stockholders’ equity	158,419	145,134

	$270,703	$281,962

Harmonic Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2007	June 30, 2006	June 29, 2007	June 30, 2006
Net sales	$71,282	$53,270	$141,519	$109,491

Cost of sales	40,717	31,664	83,802	68,005

Gross profit	30,565	21,606	57,717	41,486

Operating expenses:
Research and development	9,605	9,585	20,597	19,533
Selling, general and administrative	15,771	15,979	31,446	31,692
Amortization of intangibles	111	43	222	135

Total operating expenses	25,487	25,607	52,265	51,360

Income (loss) from operations	5,078	(4,001)	5,452	(9,874)

Interest and other income, net	997	1,303	1,970	2,203

Income (loss) before income taxes	6,075	(2,698)	7,422	(7,671)

Provision for (benefit from) income taxes	(174)	205	57	380

Net income (loss)	$6,249	$(2,903)	$7,365	$(8,051)

Net income (loss) per share
Basic	$0.08	$(0.04)	$0.09	$(0.11)

Diluted	$0.08	$(0.04)	$0.09	$(0.11)

Shares used to compute net income (loss) per share:
Basic	79,361	74,167	79,164	74,134

Diluted	80,480	74,167	80,304	74,134

Harmonic Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 29, 2007	June 30, 2006
Cash flows from operating activities:
Net income (loss)	$7,365	$(8,051)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Amortization of intangibles	2,151	458
Depreciation	3,347	3,993
Stock-based compensation	2,786	3,130
Loss (gain) on disposal and impairment of fixed assets	(60)	20
Changes in assets and liabilities:
Accounts receivable	2,172	7,630
Inventories	(383)	7,564
Prepaid expenses and other assets	(3,706)	(3,731)
Accounts payable	(16,913)	(3,129)
Deferred revenue	1,622	(3,248)
Income taxes payable	(664)	319
Accrued excess facilities costs	(2,646)	(2,335)
Accrued and other liabilities	(5,054)	698

Net cash provided by (used in) operating activities	(9,983)	3,318

Cash flows from investing activities:
Purchases of investments	(53,843)	(39,431)
Proceeds from sale of investments	51,928	49,024
Acquisition of property and equipment, net	(2,482)	(2,404)
Acquisition costs related to the merger of Entone Technologies, Inc.	(2,466)	—

Net cash provided by (used in) investing activities	(6,863)	7,189

Cash flows from financing activities:
Repayments under bank line and term loan	(460)	(418)
Repayments of capital lease obligations	(43)	(41)
Proceeds from issuance of common stock, net	5,329	2,145

Net cash provided by financing activities	4,826	1,686

Effect of exchange rate changes on cash and cash equivalents	(13)	(41)

Net increase (decrease) in cash and cash equivalents	(12,033)	12,152
Cash and cash equivalents at beginning of period	33,454	37,818

Cash and cash equivalents at end of period	$21,421	$49,970

Harmonic Inc.
Revenue Information
(In thousands)
(Unaudited)

	Three Months Ended
	June 29, 2007		March 30, 2007		June 30, 2006
Product

Video Processing	$28,216	40%	$25,948	37%	$20,563	39%
Edge & Access	31,117	44%	35,625	51%	23,434	44%
Software and Services	11,949	16%	8,663	12%	9,273	17%

Total	$71,282		$70,236		$53,270

Geography

United States	$38,705	54%	$42,323	60%	$26,949	51%
International	32,577	46%	27,913	40%	26,321	49%

Total	$71,282		$70,236		$53,270

Market

Cable	$47,174	66%	$50,526	72%	$32,949	62%
Satellite	7,783	11%	9,464	13%	6,345	12%
Telco & Other	16,325	23%	10,246	15%	13,976	26%

Total	$71,282		$70,236		$53,270

Use of Non-GAAP Financial Measures
In establishing operating budgets, managing its business performance, and setting internal measurement targets, the Company excludes a number of items required by GAAP. Management believes that these accounting charges and credits, most of which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP measures presented here are gross margins, operating expense, net income (loss) and net income (loss) per share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of non-GAAP net income/(loss) to GAAP net income/(loss) is included with the financial statements contained in this press release. The non-GAAP adjustments described below have historically been excluded from our non-GAAP measures. These adjustments, and the basis for excluding them, are:
•	Restructuring Activities
- Severance Costs
The Company has incurred severance costs in cost of sales and in operating expenses in connection with the closing of its manufacturing and research and development facilities in the UK. In addition, severance costs were incurred due to a reorganization of its senior management following the appointment of a new Chief Executive Officer. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.
- Excess Facilities
The Company has incurred excess facilities costs in operating expenses due to the closing of its manufacturing and research and development facilities in the UK. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.
- Product Discontinuance
In connection with the restructuring of its operations in the UK, the Company recorded charges for excess inventory in connection with discontinued products. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.
•	Non-Cash Items
- Stock-Based Compensation Expense
Harmonic has incurred stock-based compensation expense in cost of sales and operating expenses as required under FAS 123R. The Company excludes stock-based compensation expense because it believes that this measure is not relevant in evaluating its core operating performance, either for internal measurement purposes or for period-to-period comparisons and benchmarking against other public companies.
- Amortization of Intangibles

The Company has incurred amortization of intangibles related to various acquisitions the Company has made. Management excludes these items when it evaluates its core operating performance. We believe that eliminating this expense is useful to investors when comparing historical and prospective results and comparing such results to other public companies since the amortization of intangibles will vary if and when the Company makes additional acquisitions.

Harmonic Inc.
GAAP to Non-GAAP Income (Loss) Reconciliation
(Unaudited)

	Three Months Ended June 29, 2007			Three Months Ended June 30, 2006
(In thousands)	Gross Margin	Operating Expense	Net Income	Gross Margin	Operating Expense	Net Loss
GAAP	$30,565	$25,487	$6,249	$21,606	$25,607	$(2,903)

Cost of sales related to severance costs				300		300
Cost sales related to stock based compensation expense	256		256	268		268
Research and development expense related to severance costs					(12)	12
Research and development expense related to stock based compensation expense		(485)	485		(451)	451
Selling, general and administrative expense related to severance costs					(650)	650
Selling, general and administrative expense related to stock based compensation expense		(837)	837		(783)	783
Selling, general and administrative expense related to excess facilities costs		(132)	132
Amortization of intangibles from acquisitions	964	(111)	1,075	165	(43)	208

Non-GAAP	$31,785	$23,922	$9,034	$22,339	$23,668	$(231)

Non-GAAP income (loss) per share			$0.11			$(0.00)

GAAP income (loss) per share			$0.08			$(0.04)

Shares used in per-share calculation – basic			79,361			74,167

Shares used in per-share calculation – diluted			80,480			74,167

	Six Months Ended June 29, 2007			Six Months Ended June 30, 2006
	Gross Margin	Operating Expense	Net Income	Gross Margin	Operating Expense	Net Loss
GAAP	$57,717	$52,265	$7,365	$41,486	$51,360	$(8,051)

Cost of sales related to severance costs	188		188	300		300
Cost of sales related to stock based compensation expense	464		464	542		542
Cost of sales related to product discontinuance	772		772
Research and development expense related to severance costs		(334)	334		(12)	12
Research and development expense related to stock based compensation expense		(875)	875		(973)	973
Selling, general and administrative expense related to severance costs		(131)	131		(650)	650
Selling, general and administrative expense related to stock based compensation expense		(1,447)	1,447		(1,613)	1,613
Selling, general and administrative expense related to excess facilities costs		(571)	571
Amortization of intangibles from acquisitions	1,929	(222)	2,151	$323	$(135)	$458

Non-GAAP	$61,070	$48,685	$14,298	$42,651	$47,977	$(3,503)

Non-GAAP income (loss) per share			$0.18			$(0.05)

GAAP income (loss) per share			$0.09			$(0.11)

Shares used in per-share calculation – basic			79,164			74,134

Shares used in per-share calculation – diluted			80,304			74,134